UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2006

Oxford Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-04365	58-0831862
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Piedmont Avenue, NE, Atlanta, GA	30308
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 659-2424
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 CONSENT AGREEMENT, DATED MAY 1, 2006
EX-99.1 PRESS RELEASE ISSUED ON MAY 1, 2006

Item 1.01 Entry into a Material Definitive Agreement.
On May 1, 2006, Oxford Industries, Inc. (the “Company”) issued a press release announcing that the Company has entered into a purchase agreement, dated as of May 1, 2006, with The Millwork Trading Co., Ltd., d/b/a Li & Fung USA (“Millwork”), a member of The Li & Fung Group, pursuant to which the Company will sell to Millwork substantially all of the assets (other than accounts receivable originated by the Company) of the Company’s Womenswear Group (the “Womenswear Sale”). The purchase price to be paid by Millwork equals $25 million plus the net asset value of the transferred assets on the closing date of the transaction. Millwork has also agreed to purchase the Company’s goods-in-transit relating to the Company’s Womenswear Group following the closing of the Womenswear Sale.
In connection with the consummation of the Womenswear Sale, the Company will, among other things, enter into a license agreement with Millwork pursuant to which the Company will grant a perpetual license (subject to the limitations set forth in the license agreement) to Millwork to use the trade name “Oxford Collections,” a services agreement with Millwork pursuant to which the Company will, for a period of up to eighteen months following the closing of the Womenswear Sale, provide certain transitional support services to Millwork in its operation of the transferred assets, and a limited non-competition agreement with Millwork pursuant to which the Company agrees (subject to the exceptions set forth in the non-competition agreement) not to engage in certain activities for a period of three years following the completion of the Womenswear Sale.
The Womenswear Sale is subject to customary closing conditions. The Womenswear Sale is expected to close at or about the end of the Company’s fiscal year, which ends on June 2, 2006. The full text of the press release announcing the Womenswear Sale is attached hereto as Exhibit 99.1.
In order to complete the Womenswear Sale, the Company has obtained the requisite consent under its Amended and Restated Credit Agreement, dated July 28, 2004, as amended, among the Company, certain of its domestic subsidiaries, SunTrust Bank, Inc., as administrative agent, and various financial institution lenders and issuing banks. The consent agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

10.1
Consent Agreement, dated as of May 1, 2006, to Amended and Restated Credit Agreement dated July 28, 2004, as amended, by and among Oxford Industries, Inc., certain of its domestic subsidiaries, SunTrust Bank, Inc., as administrative agent, and various financial institution lenders and issuing banks.

99.1	Press Release issued by Oxford Industries, Inc. on May 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.
	By:	/s/ Thomas C. Chubb III
Date: May 1, 2006		Name:	Thomas C. Chubb III
		Title:	Executive Vice President

EXHIBIT INDEX

Number	Description
10.1
Consent Agreement, dated as of May 1, 2006, to Amended and Restated Credit Agreement, dated July 28, 2004, as amended, by and among Oxford Industries, Inc., certain of its domestic subsidiaries, SunTrust Bank, Inc., as administrative agent, and various financial institution lenders and issuing banks.

99.1	Press Release issued by Oxford Industries, Inc. on May 1, 2006.